Exhibit 99.1

CervoMed Reports Second Quarter 2026 Financial Results and Provides Corporate Updates

Prioritizing strategic partnership to advance neflamapimod into Phase 3 for the treatment of dementia with Lewy bodies (DLB)

Neflamapimod awarded Innovation Passport Designation under the United Kingdom’s Innovative Licensing and Access Pathway (ILAP) for development in DLB

New analyses presented at the Alzheimer’s Association International Conference (AAIC) 2026 reinforce neflamapimod's treatment effect in pure DLB and support 50 mg TID dose for planned Phase 3 trial

Initial, 12-week biomarker data from Phase 2a clinical trial in nonfluent variant primary progressive aphasia (nfvPPA) to be presented at the 15th International Conference on Frontotemporal Dementia (ISFTD) in October 2026; full 12-week and initial, 24-week biomarker data to be presented at the Clinical Trials on Alzheimer's Disease (CTAD) conference in November 2026

Completed two equity financings in June 2026 for aggregate gross proceeds of approximately $20.5 million, extending cash runway through the third quarter of 2027

BOSTON, August 10, 2026 — CervoMed Inc. (NASDAQ: CRVO), a clinical-stage biotechnology company developing treatments for age-related brain disorders (CervoMed or the Company), today reported financial results for the second quarter ended June 30, 2026, and provided corporate updates.

“The second quarter was marked by meaningful progress across both our business and pipeline. The additional analyses presented at AAIC 2026 further strengthen our conviction in neflamapimod's potential as a meaningful, disease-modifying treatment for DLB. These findings provide important insight into the RewinD-LB results, reinforce the treatment effect observed in patients with pure DLB, and support selection of the 50 mg three-times-daily (TID) dose for our planned Phase 3 trial. Looking ahead, our primary strategic objective is securing a partner to support the advancement of neflamapimod into Phase 3 and realize its potential for patients living with DLB,” said John Alam, MD, Chief Executive Officer of CervoMed.

Dr. Alam continued, “We are also excited by the continued progress in our nfvPPA program. The trends observed in the 12-week biomarker data from the initial eight participants in our ongoing Phase 2a clinical trial are highly encouraging and we’re honored to have the opportunity to share those results with the frontotemporal dementia (FTD) community at ISFTD in October. We also look forward to reporting additional biomarker data from the trial at CTAD in November. We believe nfvPPA represents a significant and underappreciated opportunity for neflamapimod.”

Second Quarter 2026 and Recent Program Highlights

Dementia with Lewy Bodies

●	In June 2026, CervoMed announced its intent to establish a strategic partnership to advance its neflamapimod program into a Phase 3 clinical trial in patients with DLB.

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CervoMed received a notice of allowance from the U.S. Patent and Trademark Office in June 2026 for a new patent covering the use of neflamapimod into 2042 in the treatment of DLB in patients without substantial Alzheimer's disease-like tau pathology, or "pure” DLB.

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In August 2026, neflamapimod was awarded an Innovation Passport designation to enter the United Kingdom’s ILAP for development in DLB. This designation recognizes neflamapimod as an innovative therapy that addresses a condition of high unmet need with the demonstrated potential to offer a major therapeutic advantage in DLB treatment.

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At AAIC 2026, there were five data presentations from CervoMed, including four presentations focused on neflamapimod as a treatment for DLB, spanning clinical, plasma biomarker, imaging, and dosing data:

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Exploratory analyses of the Phase 2b RewinD-LB trial indicate that the study's primary endpoint result was affected by a higher-than-targeted proportion of patients with Alzheimer's disease (AD) co-pathology and by a drug product batch that underachieved target plasma concentrations, rather than a lack of treatment effect. Specifically, neflamapimod-treated patients with low plasma pTau181 levels showed improvement relative to placebo in change from baseline to week 16 during the randomized phase of the trial (improvement vs. placebo was 0.70 points on CDR-SB, p=0.054, MMRM analysis). In addition, greater improvement in change in CDR-SB was seen in participants with trough plasma drug concentration above the median for the study, compared to either placebo or neflamapimod-recipients with trough plasma drug concentration below the median (p=0.036, Jonckeere-Terpstra trend test).

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A within-participant analysis of participants who received a higher-exposure drug batch during the trial's open-label extension demonstrated a significant improvement in CDR-SB relative to placebo (0.17 increase with neflamapimod treatment compared to 0.95 with placebo, p=0.005), while no such improvement was observed with the lower-exposure drug batch used during the placebo-controlled period.

o

In the MRI sub-study in RewinD-LB, data showed that neflamapimod produced a durable slowing of basal forebrain atrophy relative to placebo [for right basal forebrain volume, at week 16, +3.5% neflamapimod (n=8), -4.2% placebo (n=10), p=0.0282 for the difference; in patients (n=7) receiving 48 weeks of neflamapimod treatment, change from baseline=+3.1% ±1.9%], reinforcing the RewinD-LB clinical trial results by providing evidence that neflamapimod may act on the underlying disease process in DLB.

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A pharmacokinetic-pharmacodynamic analysis identified a trough plasma drug concentration threshold (~4 ng/mL) associated with clinical and biomarker improvement, supporting the Company's selection of 50 mg TID as the dose for its planned Phase 3 trial, which is expected to achieve this threshold in approximately 90% of patients.

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A separate, open-label, Phase 2 study of an 80 mg twice-daily dose of neflamapimod in 26 DLB patients met its primary objectives for safety, tolerability, and pharmacokinetics, with encouraging secondary findings on clinical activity, including on CDR-SB outcomes.

Frontotemporal Dementia

●	In July 2026, CervoMed announced the completion of enrollment in its Phase 2a clinical trial evaluating neflamapimod for the treatment of nfvPPA, a type of FTD, with 25 participants enrolled in total.

Recovery After Stroke (RAS)

●	In June 2026, CervoMed ended enrollment in its Phase 2a RESTORE trial evaluating neflamapimod in patients recovering from acute ischemic stroke.

Corporate Updates

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In June 2026, CervoMed completed two equity financings resulting in aggregate gross proceeds of approximately $20.5 million, before deducting approximately $1.9 million of aggregate offering fees and expenses.

Anticipated Milestones

CervoMed’s anticipated milestones for the remainder of 2026 and early 2027 include:

●	DLB: CervoMed will continue to advance its strategic objective to establish a partnership to advance neflamapimod into a pivotal, Phase 3 clinical trial in patients with DLB.

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FTD: CervoMed will present 12-week biomarker data from the first eight participants in its ongoing Phase 2a trial in patients with nfvPPA at ISFTD, taking place October 8-11, 2026, in Philadelphia, Pennsylvania. Full 12-week and initial, 24-week biomarker data from the trial will be presented at the 19th CTAD conference, taking place November 16-19, 2026, in Boston, Massachusetts. The Company also expects to report initial topline clinical data, as well as additional biomarker data, in the first quarter of 2027.

●	ALS: CervoMed expects to dose the first patient in its EXPERTS-ALS trial evaluating neflamapimod for the treatment of amyotrophic lateral sclerosis (ALS) by the end of 2026.

●	RAS: CervoMed expects to report topline data from its Phase 2a RESTORE trial evaluating neflamapimod in patients recovering from acute ischemic stroke in the second half of 2026.

Second Quarter 2026 Financial Results

Cash Position: As of June 30, 2026, CervoMed had approximately $24.9 million in cash, cash equivalents and marketable securities, as compared to $20.9 million as of December 31, 2025. Based on its current operating plan, CervoMed believes its cash, cash equivalents, and marketable securities on hand as of June 30, 2026, will enable the Company to fund its planned operating expenses and capital expenditure requirements through the third quarter of 2027.

Grant Revenue: There was no grant revenue recognized for the three months ended June 30, 2026, compared to approximately $1.8 million for the same period in 2025. The decrease was due to the completion of CervoMed’s Phase 2b RewinD-LB trial in mid-2025 and, accordingly, there currently being no further funding available or expected under the $21.3 million grant previously awarded to CervoMed by the National Institute on Aging to support the trial.

Research and Development (R&D) Expenses: R&D expenses for the three months ended June 30, 2026, were approximately $4.3 million, compared to approximately $5.1 million for the same period in 2025. The decrease was primarily due to decreases in costs related to the completed RewinD-LB trial and other clinical and nonclinical costs. These decreases were offset by increases in costs related to chemistry, manufacturing, and controls-related activities to develop and evaluate a stable crystal form of neflamapimod and new, controlled manufacturing process, costs related to our ongoing Phase 2a clinical trials in nfvPPA and RAS, and personnel costs, driven by higher headcount and outsourced consulting costs.

General and Administrative (G&A) Expenses: G&A expenses were approximately $2.4 million during the three months ended June 30, 2026, compared to approximately $3.3 million for the same period in 2025. The decrease was primarily driven by lower headcount in the current year period and severance costs in the prior year period, as well as decreases in professional fees and stock-based compensation expense.

Net Loss: Net loss was approximately $6.6 million for the three months ended June 30, 2026, compared to approximately $6.3 million for the same period in 2025. The aggregate increase of $0.3 million was primarily due to a $1.8 million decrease in grant revenue, partially offset by a $1.7 million decrease in total operating expenses.

About Neflamapimod
Neflamapimod is an investigational, orally administered small-molecule drug that readily crosses the blood-brain barrier and selectively inhibits the alpha isoform of p38 MAP kinase, a key driver of neuroinflammation and synaptic dysfunction. By targeting the critical disease processes underlying degenerative disorders of the brain, neflamapimod has the potential to reverse synaptic dysfunction, improve neuron health, and slow or prevent disease progression. Neflamapimod is currently in clinical development for the treatment of DLB, recovery after ischemic stroke, and primary progressive aphasia.

In nonclinical studies, neflamapimod restored synaptic function within the basal forebrain cholinergic system, the brain region most affected in DLB. Across Phase 1 and 2 clinical trials involving more than 800 participants, the drug has been generally well tolerated and demonstrated consistent signals of efficacy. In the 91-patient Phase 2a AscenD-LB trial, neflamapimod significantly improved dementia severity and functional mobility in patients with DLB. Results from the 159-patient Phase 2b RewinD-LB trial, a 16-week randomized, double-blind, placebo-controlled trial followed by a 32-week neflamapimod-only extension, further supported neflamapimod’s potential to deliver meaningful clinical benefit, improving both cognitive and functional outcomes and showing a positive effect on a key blood biomarker of neurodegeneration during the extension phase. Across both studies, the greatest benefits were observed in patients with pure DLB (i.e., those without AD co-pathology). Collectively, these findings underscore the therapeutic promise and scientific validity of neflamapimod as a potential treatment for DLB and other degenerative brain disorders.

About CervoMed
CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is an oral small molecule targeting critical disease processes underlying degenerative disorders of the brain by inhibiting a key enzyme involved in neuroinflammation and neurodegeneration. CervoMed’s recently completed Phase 2b RewinD-LB trial evaluated neflamapimod in patients with DLB, enriched for those without AD co-pathology. In November 2025, CervoMed announced alignment with the FDA on a potential registration path for neflamapimod in DLB, and the Company is currently focused on identifying a strategic partner to advance neflamapimod into a Phase 3 trial in DLB. CervoMed also recently completed enrollment in its ongoing Phase 2a clinical trial evaluating neflamapimod in nfvPPA, a subtype of frontotemporal disorders, from which interim biomarker data is anticipated in the early fourth quarter of 2026, and expects the first patient to be dosed with neflamapimod in the EXPERTS-ALS Phase 2a clinical trial in the fourth quarter of 2026.

Forward-Looking Statements
This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the Company’s need to acquire sufficient funding, including funding (through a strategic partnership or otherwise) for any Phase 3 trial in patients with DLB; the Company’s plan to focus on strategic partnering to advance neflamapimod into Phase 3 for DLB and the timing of entering into any such partnership, if at all; the therapeutic potential of neflamapimod in DLB, nfvPPA, ALS, or any other indication, including the degree of sustainability of any therapeutic effects, its potential impact on the rate of disease progression and/or clinical worsening, the optimal dosing regimen to achieve therapeutic effects, or any other treatment effects observed in any clinical trial on any clinical, biomarker, or other outcome measure, including initial biomarker from the Company’s Phase 2a trial in nfvPPA; the anticipated timing and achievement of clinical and development milestones, including the Company’s initiation of any Phase 3 trial in patients with DLB or the impact, if any, f the Innovation Passport Designation on any future regulatory milestone or the timing thereof; the anticipated data readouts from the Company’s Phase 2a trial in nfvPPA and the anticipated dosing of the first patient with neflamapimod in the EXPERTS-ALS trial; and any other expected or implied benefits, results, or expectations, including the extent (if any) to which neflamapimod may demonstrate efficacy or other clinical or biomarker improvements in patients with DLB or in any other indication. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources, the availability of additional funds on acceptable terms or at all, and the Company’s ability to continue as a going concern; the results of the Company’s clinical trials; the Company’s ability to successfully enter into a partnership to advance neflamapimod into Phase 3 for DLB in a timely manner, on acceptable terms, or at all; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA or other regulators; the Company’s ability to maintain the intellectual property protection afforded by the Company’s patent portfolio; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the US Securities and Exchange Commission (SEC) on March 13, 2026, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts

Media:

Lisa Guiterman
Biongage Communications

lisa.guiterman@gmail.com

202-330-3431

Investor Relations:

Argot Partners
cervomed@argotpartners.com
212-600-1902